UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 20, 2014

AMERICAN STATES WATER COMPANY

(Exact name of registrant as specified in its charter)

California	001-14431	95-4676679
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

630 East Foothill Blvd. San Dimas, California		91773
(Address of principal executive offices)		(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.07.  Submission of Matters to a Vote of Security Holders

The annual meeting of shareholders was held on May 20, 2014.

The following table presents the voting results of the election of Class III directors at this meeting:

Name	Votes For	Votes Withheld	Broker Non-Votes
Mr. John R. Fielder	26,836,701	263,757	8,088,076
Mr. James F. McNulty	26,817,442	283,016	8,088,076
Ms. Janice F. Wilkins	26,813,600	286,858	8,088,076

The advisory vote on the compensation of the Company’s named executive officers as described in the Company’s proxy statement, received the votes presented below. 96.4% of the total votes cast either in favor of or against the Company’s executive compensation plan were cast in favor of the plan.

•                 25,621,493 shares voted in favor

•                 969,728 shares voted against

•                 509,237 shares abstained from voting

•                 8,088,076 shares broker non-votes

Shareholders ratified the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, with 34,625,231 voting in favor of the appointment, 301,361 shares voting against the appointment and 261,942 shares abstaining from voting on the appointment.

Section 8-Other Events

Item 8.01. Other Events

On May 20, 2014, the Board of Directors of American States Water Company approved an amendment to the 2013 Non-Employee Directors Stock Plan (the “Plan”) to enable the Board to change the dollar value of restricted stock units granted to each non-employee director to an amount that is less than twice the then current annual cash retainer, commencing with the Company’s annual meeting in 2015.  Each non-employee director was granted restricted stock units equal in value to twice the current annual cash retainer on the date of the 2014 annual meeting.   A copy of the amended Plan is attached hereto as Exhibit 10.1.

Section 9-Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

The following exhibit is filed hereunder:

Exhibit 10.1: 2013 Non-Employee Directors Plan, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN STATES WATER COMPANY

Date: May 22, 2014	/s/ Eva G. Tang
Eva G. Tang Senior Vice President-Finance, Chief Financial Officer, Corporate Secretary and Treasurer